UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

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TRANSCAT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS SEPTEMBER 11, 2012
PROXY STATEMENT
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING
OTHER MATTERS

TRANSCAT, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

SEPTEMBER 11, 2012

The annual meeting of shareholders of Transcat, Inc. will be held at our corporate headquarters, which are located at 35 Vantage Point Drive, Rochester, New York 14624, on Tuesday, September 11, 2012, at 12:00 noon, local time, for the following purposes, which are more fully described in the accompanying proxy statement:

•	to elect three directors;

•	to ratify the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 30, 2013; and

•	to transact such other business as may properly come before the annual meeting or at any adjournment or postponement of the meeting.

The board of directors has fixed the close of business on July 20, 2012 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

Charles P. Hadeed President and Chief Executive Officer

Rochester, New York

July 27, 2012

Your Vote is Important. If you own your shares through a bank or broker, we encourage you to follow the instructions provided by your bank or broker about how to vote. Your bank or broker cannot vote your shares for director nominees unless you provide your bank or broker with your voting instructions.

TRANSCAT, INC.

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the board of directors of Transcat, Inc., an Ohio corporation, for use at the annual meeting of shareholders to be held on Tuesday, September 11, 2012, at 12:00 noon, local time, or at any adjournment or postponement of the meeting, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of shareholders.

Location of the Annual Meeting

The annual meeting will be held at our corporate headquarters, which are located at 35 Vantage Point Drive, Rochester, New York 14624. Our telephone number is (585) 352-7777.

Mail Date

These proxy solicitation materials are first being mailed to shareholders on or about July 27, 2012.

Record Date and Outstanding Shares

Shareholders of record at the close of business on July 20, 2012, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. We have one class of shares outstanding, designated common stock, $0.50 par value per share. As of the record date, 7,409,652 shares of our common stock were issued and outstanding.

Voting; Cumulative Voting

Generally, each shareholder is entitled to one vote for each share of common stock held as of the record date. With respect to the election of directors, shareholders can cumulate their votes in certain circumstances. Cumulative voting is a system of voting whereby each shareholder receives a number of votes equal to the number of shares that the shareholder holds as of the record date multiplied by the number of directors to be elected. Thus, for example, if you held 100 shares as of the record date, you would be entitled to cast 300 votes (100, the number of shares held, multiplied by three, the number of directors to be elected) for the election of directors. Cumulative voting can be used only for the election of directors and is not permitted for voting on any other proposal.

To employ cumulative voting at the annual meeting, you must notify our president, a vice president or our corporate secretary that you desire that cumulative voting be used at the annual meeting for the election of directors. Such notice must be in writing, and it must be given at least 48 hours before the time fixed for holding the annual meeting. In addition, a formal announcement must be made at the commencement of the annual meeting by our chairman, our corporate secretary or by you or on your behalf, stating that such notice has been given.

You may vote your shares either by signing, dating and returning your proxy or by attending the annual meeting and voting in person.

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions on such proxies. If no specific instructions are given, shares represented by such proxies will be voted:

•	FOR the election of the three director nominees; and

•	FOR the ratification of the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 30, 2013.

Such shares may also be voted by the named proxies for such other business as may properly come before the annual meeting or at any adjournment or postponement of the meeting.

We will provide ballots to any shareholder who wishes to vote in person at the annual meeting.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the annual meeting, you must bring to the annual meeting a letter from the broker, bank or other nominee confirming both (1) your beneficial ownership of such shares on July 20, 2012, the record date for the meeting, and (2) that such broker, bank or other nominee is not voting the shares at the meeting.

Revocability of Proxies

You may change your vote by revoking your proxy at any time before it is voted at the annual meeting in one of three ways:

•	submit a signed proxy card with a later date;

•	notify our corporate secretary in writing before the annual meeting that you are revoking your proxy; or

•	attend the annual meeting and vote in person.

Solicitation of Proxies

We are making this solicitation of proxies in order to provide all shareholders of record on July 20, 2012 with the opportunity to vote on all matters that properly come before the annual meeting. We will bear all costs related to this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited on our behalf, in person or by telephone or other telecommunication, by our directors, officers and employees, none of whom will receive additional compensation for doing so. In addition, we have retained Regan & Associates, Inc., a professional solicitation firm, which will assist us in delivering these proxy materials and soliciting proxies for a fee of approximately $5,000.

Quorum

A quorum is required for shareholders to conduct business at the annual meeting. Our code of regulations provides that a quorum will exist at the annual meeting if the holders of a majority of the issued and outstanding shares of our common stock are present, in person or by proxy, at the meeting.

Vote Required

The table below shows the vote required to approve each of the proposals described in this proxy statement, assuming the presence of a quorum, in person or by proxy, at the annual meeting.

Proposal Number	Proposal Description	Vote Required

One	Election of three directors	Plurality of the votes duly cast at the annual meeting

Two	Ratification of the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 30, 2013	Majority of the votes duly cast at the annual meeting*

*	The selection of Freed Maxick CPAs, P.C. is being presented to our shareholders for ratification. The audit committee will consider the outcome of this vote when selecting our independent registered public accounting firm for subsequent fiscal years.

Recommendations of our Board of Directors

Our board of directors recommends that shareholders vote their shares FOR the three director nominees and FOR the ratification of the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 30, 2013.

Effect of Abstentions

An abstention represents a shareholder’s affirmative choice to decline to vote on a proposal other than the election of directors. Shares that abstain from voting on a proposal are counted for the purpose of determining the presence of a quorum, but are not considered votes “duly cast” for a proposal. Thus, abstentions will have no effect on the outcome of the vote on the proposal to ratify the selection of our independent registered public accounting firm since abstentions are not counted as votes duly cast.

Effect of Not Casting Your Vote and Broker Non-Votes

If you own your shares through a bank or broker, we encourage you to follow the instructions provided by your bank or broker about how to vote. The rules that govern how banks and brokers vote your shares prevents your bank or broker from voting your shares for director nominees unless you provide voting instructions. These rules allow banks and brokers to vote shares on “routine” matters but not on “non-routine” matters. Shares that banks and brokers are not authorized to vote because the bank or broker has not received voting instructions from the beneficial owner are referred to as “broker non-votes.”

The ratification of the selection of our independent registered public accounting firm is considered a routine matter. Accordingly, banks and brokers may vote your shares on this proposal without your voting instructions and there will be no broker non-votes.

The election of directors is considered a non-routine matter and therefore banks and brokers cannot vote your shares on this matter without your voting instructions. If you want your vote to count in the election of directors, you must provide your bank or broker with voting instructions. If you do not provide voting instructions, no votes will be cast on your behalf in the election of directors.

Broker non-votes are counted for the purpose of determining the presence of a quorum but are not counted for the purpose of determining the number of shares voting in the election of directors and therefore will have no effect on this proposal.

Annual Report to Shareholders and Annual Report on Form 10-K

We have enclosed our 2012 annual report to shareholders with this proxy statement. Our annual report on Form 10-K for the fiscal year ended March 31, 2012, as filed with the Securities and Exchange Commission, is included in the 2012 annual report. The 2012 annual report includes our audited consolidated financial statements, along with other information about us, which we encourage you to read.

You can obtain, free of charge, an additional copy of our Form 10-K by:

•	accessing our website, transcat.com, and going to “SEC Filings” under “Investor Relations;”

•	writing to us at: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary; or

•	telephoning us at 585-352-7777.

You can also obtain a copy of our annual report on Form 10-K and all other reports and information that we file with, or furnish to, the Securities and Exchange Commission from the Securities and Exchange Commission’s EDGAR database at sec.gov.

The information contained on our website is not a part of this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be held on September 11, 2012

As required by rules adopted by the Securities and Exchange Commission, we are making this proxy statement and our 2012 annual report to shareholders available to you online at:

www.envisionreports.com/TRNS

For directions on how to attend the annual meeting and vote in person, see the “Voting; Cumulative Voting” and “Revocability of Proxies” sections above.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees Proposed for Election as Directors for a Term Expiring in 2015

Our code of regulations provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, only a portion of our board of directors is elected each year.

The number of directors is currently fixed at nine. At this year’s annual meeting, shareholders are being asked to elect three directors to hold office for a term expiring in 2015 or until each of their successors is duly elected and qualified. Based on the recommendation of the corporate governance and nominating committee, we have nominated Francis R. Bradley, Alan H. Resnick, and Carl E. Sassano for election as directors. All three nominees currently serve on our board, and we recommend their re-election at the annual meeting.

Unless authority to vote for one or more of the nominees is specifically withheld according to the instructions on your proxy card, proxies will be voted FOR the election of Mr. Bradley, Mr. Resnick and Mr. Sassano. The votes represented by such proxies may be cumulated if proper notice is given (see “Voting; Cumulative Voting” above).

We do not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee or nominees as they, in their discretion, determine, provided that proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Securities and Exchange Commission’s rules require us to discuss briefly the particular experience, qualifications, attributes or skills that led our board of directors to conclude that each director or nominee for director should serve on our board of directors. We have provided this discussion in a separate paragraph immediately below the biographical information provided by each director.

Name and Background	Director Since

Francis R. Bradley, age 66, retired in 2000 from E.I. DuPont de Nemours & Co., Inc. (global science and technology) following a 32-year career. Mr. Bradley was the founding global business manager of the DuPont Instrumentation Center after having held a variety of business and technical management positions. He managed the DuPont Engineering Test Center and was responsible for corporate materials engineering consulting for several years. After his retirement from DuPont, Mr. Bradley served as an executive associate with Sullivan Engineering Company (engineering and construction) and consulted independently on business and technology matters. Since 2000, Mr. Bradley has also been the principal of FRBConsulting, a privately-owned travel and business consulting firm in association with TravelBridge, Inc., Scottsdale, Arizona. Mr. Bradley also serves on the board of directors of two not-for-profit organizations.	2000

Name and Background	Director Since

Mr. Bradley brings extensive instrumentation calibration and repair business experience and technological expertise to our board of directors by virtue of his career with DuPont and Sullivan Engineering Company. Mr. Bradley’s insights are key to the scalability of our calibration services business segment and in developing synergies between our product and calibration services businesses.

Alan H. Resnick, age 68, is president of Janal Capital Management LLC (investment management), a position he has held since August 2004 after a 31-year career at Bausch & Lomb Incorporated. Mr. Resnick served as vice president and treasurer and a member of Bausch & Lomb’s corporate strategy board until his retirement in October 2004. He also served as a member of the advisory board of FM Global, a leading property insurance carrier, until his retirement. Mr. Resnick is a member of the board of directors of the Visiting Nurse Service of Rochester and Monroe County and serves on the boards and committees of several other not-for-profit organizations in the greater Rochester, New York area. He also serves as chairman of the board of ACM Medical Laboratory, a division of Unity Health System, Rochester, New York.	2004

As the former treasurer of Bausch & Lomb for more than 15 years, Mr. Resnick brings invaluable knowledge of financial instruments and the financial markets to our board as we continue our effort to increase financial market awareness of our performance and improve our market capitalization. Mr. Resnick’s creative skills set with respect to executive compensation by virtue of his experience in managing and implementing compensation policies in the context of executive compensation uniquely position him to serve as the chairman of our compensation committee.

Carl E. Sassano, age 62, is our chairman of the board. From April 2007 to May 2008, he served as our executive chairman of the board. Mr. Sassano became our president and chief executive officer in March 2002 and was named chairman of the board in October 2003. In May 2006, he ceased serving as our president when Charles P. Hadeed assumed that position. Mr. Sassano was president and chief operating officer of Bausch & Lomb Incorporated in 1999 and 2000. He also held positions in Bausch & Lomb as president-global vision care (1996-1999), president-contact lens division (1994-1996), group president (1993-1994) and president-Polymer Technology (1983-1992), a subsidiary of Bausch & Lomb. Mr. Sassano is a trustee of Rochester Institute of Technology and a member of the board of directors of IEC Electronics Corp. (NYSE MKT: IEC).	2000

Mr. Sassano’s experience in small-to-medium size divisions within Bausch & Lomb as well as the processes associated with Bausch & Lomb’s overall corporate organization provided Mr. Sassano with the necessary skills set to grow Transcat out of financial turmoil in 2002 and then position it on a path toward growth in the years that followed. Mr. Sassano’s leadership skills and institutional knowledge of our company coupled with his significant corporate experience provides our board with a strong understanding of the issues we face in our growth strategy.

Directors Whose Terms Do Not Expire at the 2012 Annual Meeting

The following table provides certain information with respect to each of our directors whose term in office does not expire at this year’s annual meeting.

Name and Background	Director Since	Term Expires

Charles P. Hadeed, age 62, is our president and chief executive officer. Mr. Hadeed joined us in April 2002 as our vice president of finance and chief financial officer. He was named chief operating officer in October 2004 and president in May 2006. In April 2007, he was named chief executive officer. In November 2011, he ceased serving as our chief operating officer when Lee D. Rudow was appointed to that position. Prior to joining us, Mr. Hadeed most recently served as vice president-healthcare ventures group with Henry Schein Inc. Prior to that, he served as group vice president-operations at Del Laboratories Inc., and in various executive positions during his 20-year career at Bausch & Lomb Incorporated. Mr. Hadeed also serves on the board of directors of Rochester Rehabilitation Center, Inc. and Rehabilitation Enterprises, Inc.	2007	2013

As our president and chief executive officer, former chief operating officer, and former vice president of finance and chief financial officer, Mr. Hadeed provides our board with invaluable institutional knowledge of the operations of our company, its markets and its customers. When Mr. Hadeed joined us in April 2002, our company was facing a number of critical challenges. His financial and management skills contributed to resolving those challenges as well as the financial turnaround and growth the company has experienced during his tenure with us. As our chief executive officer, Mr. Hadeed has provided the leadership for our sustained growth, profitability and financial stability, including our acquisition strategy, while maintaining a strong and vibrant employee culture.

Richard J. Harrison, age 67, is executive vice president and senior retail lending administrator of Five Star Bank (a wholly-owned subsidiary of Financial Institutions, Inc.), a position he has held since July 2009. Mr. Harrison previously served as senior vice president and senior retail lending administrator of Five Star Bank from 2003 until 2009. From January 2001 through January 2003, he served as executive vice president and chief credit officer of the Savings Bank of the Finger Lakes, as well as a director from 1997 through 2000. Prior to that, he served as an independent financial consultant from January 1999 through January 2000 and held senior executive management positions with United Auto Finance, Inc., American Credit Services, Inc. (a subsidiary of Rochester Community Savings Bank), and Security Trust Company/Security New York State Corporation (now Fleet/Bank of America). Mr. Harrison also serves on the board of directors or as manager of several privately-held for profit and not-for-profit entities.	2004	2014

Name and Background	Director Since	Term Expires

Mr. Harrison’s experience in analyzing complex financial transactions as well as his skills in credit, financial statement analysis and risk management qualify him as our audit committee financial expert. Mr. Harrison’s work with small to medium-size businesses throughout his career in banking and finance has provided him with an understanding of business to business marketing and provides our board with an understanding of the financial and business environment in which our company operates. His prior service on a publicly-traded company board also provides our board with valuable insight.

Nancy D. Hessler, age 66, joined Integrated People Solutions, Boulder, Colorado (strategic human resources consultant) as a vice president in March 2003. Prior to that, she was director of human resources of the wireless internet solutions group of Nortel Networks Corp., Rochester, New York (telecommunications systems) from October 1998 until June 2002. From May 1996 until September 1998, she was group manager of human resources for Rochester Gas and Electric Corporation, Rochester, New York (public utility). From 1991 until May 1996, Ms. Hessler served as human resources manager of the advanced imaging business unit and as manager of sourcing for the general services division of Xerox Corporation. Ms. Hessler also serves on the board of directors of Geva Theatre Center.	1997	2013

Ms. Hessler’s significant human resources and executive compensation management experience provides the board with broad perspective as it confronts issues associated with executive compensation, benefit plans, and enhanced employee performance. In addition, Ms. Hessler’s experience in the field of leadership effectiveness consulting provides her with the opportunity to work with a variety of executives in the areas of human resources, acquisitions, succession planning, governance and strategic planning, all of which brings a balanced perspective to our board’s decision-making process.

Paul D. Moore, age 61, is a senior vice president of M&T Bank Corporation. He currently serves as senior credit officer overseeing all corporate lending activity in the Rochester, Buffalo and Binghamton, New York markets. Additionally, Mr. Moore has credit responsibility for M&T’s automotive dealership customers throughout its Middle Atlantic markets. During his 33-year career at M&T Bank, he has been the commercial banking manager for the Rochester, New York market and has held various commercial loan positions in Buffalo, New York. Mr. Moore also serves on the board of directors of Rehabilitation Enterprises, Inc.	2001	2013

Mr. Moore’s more than 30-year corporate banking career qualifies him to represent the interests of shareholders as a member of our board. Over the course of his career, he has extended loans to thousands of companies and has been required to assess management, products, markets and financial performance of these businesses. This process has provided Mr. Moore with a broad perspective of what makes a business successful, which is invaluable to our board, in particular, as it relates to strategic planning and growth.

Name and Background	Director Since	Term Expires

Dr. Harvey J. Palmer, age 66, is a professor at and dean of the Kate Gleason College of Engineering at Rochester Institute of Technology, Rochester, New York. Prior to that appointment, he was a professor of chemical engineering at the University of Rochester from 1971 through June 2000, where he also held positions of department chair and associate dean of graduate studies.	1987	2014

Dr. Palmer’s academic and professional credentials, as well as his leadership position within a prestigious engineering academic institution, brings cutting edge and evolving best practices in engineering to our board. In addition, Dr. Palmer has served on our board of directors for more than 25 years, which affords him a unique historical knowledge and understanding of our company.

John T. Smith, age 65, who served as our lead director until May 2011, is chairman and chief executive officer of Brite Computers, Inc. (information technology consulting), which he joined in 1999. Prior to that, from 1997 to 1999, he was the president of JTS Chequeout Solutions, Inc. From 1980 to 1997, Mr. Smith was president of JTS Computer Services, Inc. Mr. Smith serves on the board of directors of the Monroe Community College Foundation.	2000	2014

Mr. Smith brings a unique entrepreneurial creativity to our board. He has founded and developed over ten information technology companies over the past 30 years that range from small, local service companies to national product and service companies to major accounts. In the process, Mr. Smith has gained extensive management, financial, banking and technical expertise. Mr. Smith’s provocative approach to management has aided the board in the integration of recent acquisitions and brings a different yet compelling smaller-business perspective.

PROPOSAL TWO

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On September 19, 2011, our audit committee dismissed BDO USA, LLP and engaged the firm of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ended March 31, 2012, which we refer to as fiscal year 2012.

The audit committee has selected Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 30, 2013. This selection is being presented to our shareholders for ratification at the annual meeting. The audit committee will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm for subsequent fiscal years.

BDO USA, LLP’s reports on our financial statements as of and for the fiscal years ended March 26, 2011 and March 27, 2010, which we refer to as fiscal year 2011 and fiscal year 2010, respectively, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In addition, during fiscal year 2011 and fiscal year 2010, and through September 19, 2011, there were no disagreements between us and BDO USA, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of BDO USA, LLP, would have caused BDO USA, LLP to make reference to the subject matter of the disagreements(s) in connection with its reports.

We provided BDO USA, LLP with a copy of the disclosure as contained in Item 4.01 of our Current Report on Form 8-K that we filed with the Securities and Exchange Commission on September 21, 2011 and requested that BDO USA, LLP furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with these statements. A copy of BDO USA, LLP’s letter dated September 19, 2011 was filed as Exhibit 16.1 to that Current Report on Form 8-K.

During fiscal year 2011 and fiscal year 2010, and through September 19, 2011, we did not consult with Freed Maxick CPAs, P.C. with respect to any matter that involved (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that was or might be rendered on our financial statements, or (iii) was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The board of directors recommends you vote in favor of the proposal to ratify the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 30, 2013 and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR this proposal.

We have been advised by Freed Maxick CPAs, P.C. that a representative will be present at the annual meeting and will be available to respond to appropriate questions. We intend to give such representative an opportunity to make a statement if he or she should so desire.

Fees Paid to Freed Maxick CPAs, P.C.

The following table shows the fees for professional services provided by Freed Maxick CPAs, P.C. during fiscal year 2012 and fiscal year 2011.

	Fiscal Year 2012	Fiscal Year 2011
Audit Fees	$116,370	--
Audit-Related Fees	--	--
Tax Fees	--	--
All Other Fees	--	--

Total	$116,370	--

Fees Paid to BDO USA, LLP

The following table shows the fees for professional services provided by BDO USA, LLP during fiscal year 2012 and fiscal year 2011.

	Fiscal Year 2012	Fiscal Year 2011
Audit Fees	$51,272	$218,676
Audit-Related Fees	--	--
Tax Fees	--	--
All Other Fees	--	--

Total	$51,272	$218,676

Audit fees paid to Freed Maxick CPAs, P.C. during fiscal year 2012 were for professional services rendered for the audit of our annual consolidated financial statements and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended September 24, 2011 and December 24, 2011.

Audit fees paid to BDO USA, LLP during fiscal year 2012 were for professional services rendered for the review of the financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 25, 2011 and for professional services related to the filing of our Annual Report on Form 10-K for fiscal year 2012. Audit fees paid to BDO USA, LLP during fiscal year 2011 were for professional services rendered for the audit of our annual consolidated financial statements and reviews of the financial statements included in our Quarterly Reports on Form 10-Q.

Policy on Pre-Approval of Retention of Independent Registered Public Accounting Firm

In accordance with applicable laws, rules and regulations, the audit committee charter requires that the audit committee have the sole authority to review in advance and pre-approve all audit and non-audit fees and services provided to us by our independent registered public accounting firm. Accordingly, all audit services for which Freed Maxick CPAs, P.C. and, prior to its dismissal, BDO USA, LLP were engaged were pre-approved by the audit committee. The audit committee may delegate to one or more designated members of the audit committee the authority to grant required pre-approval of audit and permitted non-audit services. The decision of any member to whom authority is delegated is required to be presented to the full audit committee at its next scheduled meeting.

Independence Analysis by Audit Committee

The audit committee considered whether the provision of the services described above was compatible with maintaining the independence of Freed Maxick CPAs, P.C. and, prior to its dismissal, BDO USA, LLP, and determined that the provision of these services was compatible with each firm’s independence.

REPORT OF THE AUDIT COMMITTEE1

The audit committee of the board of directors is currently comprised of four members of the board of directors, each of whom the board of directors has determined is independent under the independence standards of the Nasdaq Stock Market and applicable Securities and Exchange Commission rules. The audit committee assists the board of directors in overseeing the company’s accounting and financial reporting processes and financial statement audits. The specific duties and responsibilities of the audit committee are set forth in the audit committee charter, which is available on our website, transcat.com, under the heading “Investor Relations” and the subheading “Corporate Governance.”

The audit committee has:

•	reviewed and discussed the company’s audited consolidated financial statements for fiscal year 2012 with the company’s management and Freed Maxick CPAs, P.C.;

•

discussed with Freed Maxick CPAs, P.C. the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

received and discussed the written disclosures and the letter from Freed Maxick CPAs, P.C. required by applicable requirements of the Public Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence; and has discussed with Freed Maxick CPAs, P.C. its independence.

Based on these reviews and discussions with management and Freed Maxick CPAs, P.C. and the report of Freed Maxick CPAs, P.C., and subject to the limitations on the committee’s role and responsibilities contained in the audit committee charter, the audit committee recommended to the board of directors, and the board of directors approved, that the audited consolidated financial statements for fiscal year 2012 be included in the company’s annual report on Form 10-K for fiscal year 2012 for filing with the Securities and Exchange Commission.

The audit committee selects the company’s independent registered public accounting firm annually and has submitted such selection for fiscal year 2013 for ratification by shareholders at the annual meeting.

Audit Committee:

Richard J. Harrison, Chair

Francis R. Bradley

Paul D. Moore

Harvey J. Palmer

1 The material in this report is not deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

CORPORATE GOVERNANCE

Board Meetings

The board of directors held five meetings during fiscal year 2012. Each director then in office attended at least 75% of the total of such board meetings and meetings of board committees on which he or she served.

Director Independence

The board of directors has determined that Mr. Bradley, Mr. Harrison, Ms. Hessler, Mr. Moore, Dr. Palmer, Mr. Resnick, Mr. Sassano, and Mr. Smith are each independent under the independence standards of the Nasdaq Stock Market.

Executive Sessions

During fiscal year 2012, our independent directors met in regularly scheduled executive sessions, without management present, as required by the listing standards of the Nasdaq Stock Market. These executive sessions were coordinated by Mr. Smith, who served as the lead director of our independent directors until May 2011 when the board determined that Mr. Sassano, our chairman of the board, was independent under the independence standards of the Nasdaq Stock Market. Mr. Sassano now presides over the executive sessions of the independent directors.

Board Leadership Structure

The board of directors separates the roles of chief executive officer and chairman of the board, based on the board’s belief that corporate governance of the company and appropriate, independent oversight of management is most effective when these positions are not held by the same person. The board recognizes the differences between the two roles and believes that separating them allows each person to focus on their individual responsibilities. Under this leadership structure, our chief executive officer can focus his attention on day-to-day company operations and performance, establishing and implementing long-term strategic plans, and our chairman of the board can focus his attention on board responsibilities.

Presently, the board believes it is appropriate to keep the roles of chief executive officer and chairman of the board separate. The board may, however, change the leadership structure if it believes that a change would better serve the company and its shareholders.

Prior to May 2011, the board had a lead director who presided over the executive sessions of the independent directors until the board determined that Mr. Sassano, our chairman of the board, was independent under the independence standards of the Nasdaq Stock Market. Mr. Sassano now presides over the executive sessions of the independent directors.

Retirement Policy

The mandatory retirement age for board members is age 72. However, the board of directors has reserved the right to extend the mandatory retirement age if circumstances warrant.

Board Committees

The board of directors has a standing audit, compensation, and corporate governance and nominating committee. The table below shows the number of meetings held during fiscal year 2012 and the names of the directors serving on each committee.

Committee Name	Number of Meetings Held	Committee Members

Audit	Five	Mr. Bradley Mr. Moore	Mr. Harrison (1) Dr. Palmer

Compensation	Two	Ms. Hessler Mr. Smith	Dr. Palmer Mr. Resnick (1)

Corporate Governance and Nominating	One	Mr. Resnick	Mr. Smith (1)

(1)	Chairman

Each committee acts pursuant to a written charter adopted by our board of directors. The current charter for each board committee is available on our website, transcat.com, under the heading “Investor Relations” and the subheading “Corporate Governance.” The information contained on our website is not a part of this proxy statement.

Audit Committee

The board of directors has determined that each member of the audit committee has sufficient knowledge in financial and auditing matters to serve on the committee and is independent under applicable Securities and Exchange Commission rules. The board of directors has designated Mr. Harrison as an “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules and based on his professional experience in banking and finance as described in his biography under “Proposal One – Election of Directors.” The board of directors has determined that Mr. Moore would also qualify as an “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules and based on his professional experience in banking and corporate lending as described in his biography under “Proposal One – Election of Directors.”

The audit committee serves as an independent and objective party to monitor our financial reporting process and internal control system; retains, pre-approves audit and permitted non-audit services to be performed by, and directly consults with, our independent registered public accounting firm; reviews and appraises the services of our independent registered public accounting firm; and provides an open avenue of communication among our independent registered public accounting firm, financial and senior management and our board of directors. Our audit committee charter more specifically sets forth the duties and responsibilities of the audit committee.

The audit committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, is also responsible for preparing the committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement, and performing such other tasks that are consistent with its charter.

The audit committee’s report relating to fiscal year 2012 appears under the heading “Report of the Audit Committee.”

Corporate Governance and Nominating Committee

The corporate governance and nominating committee is charged with identifying candidates, consistent with criteria approved by the committee, qualified to become directors and recommending that the board of directors nominate such qualified candidates for election as directors. The committee is also responsible for reviewing our code of regulations, shaping corporate governance, overseeing the evaluation of the board of directors, board committees and management, and performing such tasks that are consistent with the corporate governance and nominating committee charter.

The process followed by the corporate governance and nominating committee to identify and evaluate candidates includes requests to board members, the chief executive officer and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and their qualifications, and interviews of selected candidates.

The corporate governance and nominating committee also considers and establishes procedures for shareholder recommendations of nominees to the board. Shareholder recommendations, together with relevant biographical information, should be sent to the following address: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary. The qualifications of recommended candidates will be reviewed by the corporate governance and nominating committee.

In evaluating the suitability of candidates (other than our executive officers) to serve on the board of directors, including shareholder nominees, the corporate governance and nominating committee seeks candidates who are independent under the independence standards of the Nasdaq Stock Market and meet certain selection criteria established by the corporate governance and nominating committee from time to time. The corporate governance and nominating committee also considers an individual’s skills; character and professional ethics; judgment; leadership experience; business experience and acumen; familiarity with relevant industry issues; national and international experience; and other relevant criteria that may contribute to our success. This evaluation is performed in light of the skills set and other characteristics that complement those of the current board, including the diversity, maturity, skills and experience of the board as a whole. Although the corporate governance and nominating committee does not have a specific written diversity policy, the committee values and considers diversity when seeking and evaluating candidates for the board. The committee believes that diversity is not limited to gender and ethnicity, but also includes perspective gained from educational and cultural backgrounds and life experiences.

Compensation Committee

The compensation committee is responsible for establishing and implementing compensation programs for our executive officers and directors that further the intent and purpose of our fundamental compensation philosophy and objectives and for performing such other tasks that are consistent with its charter.

For more information on executive compensation and director compensation and the role of the compensation committee, see “Compensation Overview” under the heading “Executive Compensation” and “Director Compensation.”

Director Attendance at Annual Meetings

Company policy requires all directors, absent special circumstances, to attend our annual shareholder meetings. All of our directors attended the annual meeting of shareholders that was held on September 13, 2011.

The Board’s Role in Risk Oversight

Our board of directors is responsible for overseeing risks that could affect our company. This oversight is conducted primarily through the board’s committees. The audit committee focuses on financial risks, including those that could arise from our accounting and financial reporting processes and financial statement audits. The corporate governance and nominating committee focuses on the management of risks associated with board organization, membership and structure, as well as corporate governance. The compensation committee focuses on the management of risks arising from our compensation policies and programs.

While our board committees are focused on these specific areas of risk, the full board retains responsibility for general risk oversight. This responsibility is satisfied through periodic reports from each committee chairman regarding the risk considerations within each committee’s area of expertise, as well as periodic reports to our board of directors or the appropriate committee from the members of our senior management team who are responsible for risk management.

As part of its risk oversight responsibilities, the board of directors and its committees review the processes that senior management use to manage risk exposure. In doing so, the board and its committees review our overall risk function and senior management’s establishment of appropriate systems and processes for managing areas of material risk to our company, including, but not limited to, operational, financial, legal, regulatory and strategic risks.

Code of Ethics

We have a code of business conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. You can find our code of business conduct and ethics on our website, transcat.com, under the heading “Investor Relations” and the subheading “Corporate Governance.” We will provide a printed copy of our code of business conduct and ethics, without charge, to any shareholder who requests it by contacting our corporate secretary at 35 Vantage Point Drive, Rochester, New York 14624.

We intend to post any amendments to or waivers from our code of business conduct and ethics on our website.

Shareholder Communications

Shareholders may send correspondence by mail to the full board of directors or to individual directors. Shareholders should address correspondence to the board of directors or the appropriate board members in care of: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary.

All shareholder correspondence will be compiled by our corporate secretary and forwarded as appropriate. In general, correspondence relating to corporate governance issues, long-term corporate strategy or similar substantive matters will be forwarded to the board of directors, the individual director, one of the aforementioned committees of the board, or a committee member for review. Correspondence relating to the ordinary course of business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications are usually more appropriately addressed by our officers or their designees and will be forwarded to such persons accordingly.

EXECUTIVE OFFICERS

We are currently served by seven executive officers:

Charles P. Hadeed, age 62, is our president and chief executive officer. For more information about Mr. Hadeed, see “Proposal One – Election of Directors.”

John J. Zimmer, age 54, is a certified public accountant and our senior vice president of finance and chief financial officer. Mr. Zimmer also serves as our treasurer and corporate secretary. Prior to June 1, 2011, Mr. Zimmer was our vice president of finance and chief financial officer. Mr. Zimmer served as executive vice president and chief financial officer of E-chx, Inc., a payroll outsourcing company, prior to joining us in June 2006. Prior to joining E-chx, Inc. in October 2003, he was a principal with the public accounting firm of DeJoy, Knauf & Blood, LLP. Prior to that, Mr. Zimmer served for four years as vice president-finance and treasurer of Choice One Communications Inc. Prior to joining Choice One, Mr. Zimmer was employed for seven years by ACC Corp., during which time he served as controller, then vice president-finance and later vice president and treasurer.

Lee D. Rudow, age 48, is our chief operating officer. Prior to joining us in November 2011 and from 2008 until 2011, Mr. Rudow served as vice president in various capacities for Simco Electronics, Inc., an independent provider of global calibration, repair, and software solutions. Prior to that, from 2006 to 2008, he was president and chief executive officer of Davis Calibration, Inc. and served as president and chief executive officer of its related business and predecessor, Davis Inotek Corp. from 1996 to 2006 and president of Davis Instruments Corp. from 1986 to 1996, respectively.

Michael P. Craig, age 58, is our vice president of human resources. Prior to joining us in December 2009, Mr. Craig was senior director global human resources at Genencor International, Inc., a biotechnology company and division of Danisco A/S, from 1998 through 2009. Prior to that, he served in a variety of human resources management positions during his more than 16-year career at Bausch & Lomb Incorporated, including the position of vice president human resources-western hemisphere.

John P. Hennessy, age 64, is our vice president of sales and marketing and has served us in this position since January 2010. Prior to joining us in January 2008 as our vice president of sales, and from June 1997, Mr. Hennessy served as vice president of marketing and sales at Sunstar Americas, Inc., an oral health care products company. Prior to that, Mr. Hennessy served for more than 15 years in executive-level sales and marketing positions, including general manager, vice president and director-level positions, at Bausch & Lomb Incorporated and Johnson & Johnson.

Rainer Stellrecht, age 62, is our vice president of laboratory operations and has served us in this position since July 2007. Mr. Stellrecht, who joined us in 1977, has served in a number of positions with us during that time including senior director of laboratory operations and technical director.

Jay F. Woychick, age 55, is our vice president of special markets sales and strategic partner relations and has served us in this position since April 2012. Mr. Woychick, who joined us in September 2000, has served us in sales and marketing positions, most recently as our vice president of wind energy commercial operations and vendor relations. Prior to joining us, Mr. Woychick was employed for 13 years by Polymer Technology, a subsidiary of Bausch & Lomb Incorporated, most recently serving as director of marketing and sales for the RGP Group.

EXECUTIVE COMPENSATION

As a smaller reporting company under the Securities Exchange Act of 1934, as amended, we have provided the following executive and director compensation information in accordance with the scaled disclosure requirements of Regulation S-K.

Named Executive Officers

This proxy statement contains information about the compensation paid to our named executive officers during fiscal year 2012. For fiscal year 2012, in accordance with the executive compensation disclosure rules and regulations of the Securities and Exchange Commission for smaller reporting companies, we determined that the following officers were our named executive officers:

•	Charles P. Hadeed, our president and chief executive officer;

•	John J. Zimmer, our senior vice president of finance and chief financial officer; and

•	John P. Hennessy, our vice president of sales and marketing.

Compensation Overview

Compensation Committee

The compensation committee of our board of directors is responsible for establishing, implementing, and monitoring adherence to our compensation philosophy and objectives. The compensation committee’s policy is to provide a competitive total compensation package to our named executive officers. Generally, the types of compensation and benefits provided to our named executive officers are similar to those provided to our other executive officers.

Compensation Philosophy and Objectives

Our compensation program is designed to attract, motivate and retain a highly-qualified and effective senior management team. We believe that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic company goals, which align the interests of each of our named executive officers with those of our shareholders.

The objectives of the compensation program for our executive officers, including our named executive officers, are to motivate them to achieve our business objectives, to reward them for achievement, to foster teamwork, to support our core values and to contribute to our long-term success. Our compensation policies for our named executive officers are designed to link pay to both performance, taking into account the level of difficulty associated with each executive’s responsibilities, and our shareholder return over the long term. It is the intent of the compensation committee that the compensation provided to our named executive officers remains competitive with the compensation paid to executives with similar responsibilities in publicly-traded companies of comparable size.

The key components of our compensation program for our named executive officers currently are base salary, annual performance-based cash incentive compensation (the amount of which is dependent on both company and individual performance, except for our chief executive officer, which amounts are based only on company performance), stock options and long-term performance-based cash and equity incentive compensation. Stock options and/or non-performance based restricted stock may be used in unique circumstances. We seek to ensure that total executive compensation corresponds to both corporate performance and the creation of shareholder value by placing our principal emphasis on variable, performance-based incentives through a combination of annual performance-based cash incentive compensation and long-term performance-based cash and equity incentive compensation.

A significant percentage of total compensation for our named executive officers is placed at-risk through annual and long-term performance-based incentive compensation, which is contingent and variable, based on company results and individual performance.

Stock Ownership Objectives

To more closely align the efforts of our named executive officers with the interests of our shareholders, a minimum stock ownership objective has been set for our executive officers. This requires all officers, including our named executive officers to work towards acquiring and maintaining specific levels of equity ownership interests in our common stock within a specified time frame. Mr. Hadeed’s stock ownership objective is 2.5 times his base salary, and the stock ownership objective for our other named executive officers is 1.5 times their respective base salary.

Retirement Benefits

We have established certain retirement benefits for our employees, including our named executive officers, which we and the compensation committee believe are consistent with our goals of enhancing long-term performance by our employees.

Long Term Savings and Deferred Profit Sharing Plan (Our 401(k) Plan).  The Long Term Savings and Deferred Profit Sharing Plan is a tax-qualified defined contribution plan pursuant to which all U.S.-based employees, including the named executive officers, are eligible to participate. All employees are able to contribute the lesser of 100% of their annual salary or the limit prescribed by the Internal Revenue Service to the plan on a before-tax basis. We currently match 50% of the first 6% of pay that employees contribute to the plan. All participant contributions to the plan are immediately vested, and all company matching contributions vest pro rata over a three-year period. The plan contains a discretionary deferred profit sharing component, which, if made, has the same three-year vesting schedule as is applicable to company matching contributions. The amount of company matching contributions under this plan for our named executive officers is included in the “All Other Compensation” column of the 2012 Summary Compensation Table.

Non-Qualified Deferred Compensation.  During fiscal year 2012, we implemented a non-qualified deferred compensation plan which allows our executives, including our named executive officers, and directors to elect to defer designated percentages or amounts of their compensation. The plan also allows the company to make discretionary contributions to the account of a plan participant, which are intended to provide the match that would have been made under our 401(k) Plan but for the limitations imposed on our 401(k) Plan under the Internal Revenue Code. No such company contributions were made for fiscal year 2012.

Post-Retirement Plans.  All officers and former officers, including our named executive officers, are eligible to participate in the post-retirement health, dental and long-term care plans.

The post-retirement health benefit plan for officers is a group health plan that provides benefits to eligible retired officers and their spouses. Three kinds of benefits are provided under the plan: (1) long-term care insurance coverage; (2) medical and dental insurance coverage; and (3) medical and dental premium reimbursement benefits. Officers who retire from active employment with us on or after December 23, 2006 at age 55 or older with five or more years of qualifying service and who do not work in any full-time employment (30 hours or more per week) after retirement are eligible to participate in the plan. Qualifying service is described as the individual’s most recent period of continuous, uninterrupted employment with the company on or after the individual reaches age 50. Service with a business acquired by the company is not counted as qualifying service. For purposes of eligibility to participate in the plan, an individual is considered an officer if the individual has the title of vice president or higher or is the corporate controller.

2012 Summary Compensation Table

The following table presents certain information about the compensation of our named executive officers for services rendered to us in all capacities during fiscal years 2012 and 2011.

Name and Principal Position	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	All Other Compensation (5) ($)	Total ($)

Charles P. Hadeed President and Chief Executive Officer	2012 2011	376,218 327,126	200,000 --	-- 139,293	237,684 137,598	34,819 52,751	848,721 656,768

John J. Zimmer Senior Vice President of Finance and Chief Financial Officer	2012 2011	224,919 201,710	58,827 --	99,997 28,238	113,516 85,963	60,837 24,266	558,096 340,177

John P. Hennessy Vice President of Sales and Marketing	2012 2011	211,838 204,544	35,296 --	31,177 28,238	99,539 66,901	36,252 20,783	414,102 320,466

(1)	The amounts shown in this column include cash compensation earned and paid during fiscal year 2012.

(2)	The amounts shown in this column include a special award paid to each of our named executive officers during fiscal year 2012 which is described in greater detail below under the heading “Discussion of 2012 Summary Compensation Table.” Because Mr. Hadeed met his stock ownership guidelines prior to the award date, he elected, in advance of notification of his award, to receive such award in the form of a lump-sum cash payment. The special award to Messrs. Zimmer and Hennessy was delivered in the form of shares of restricted stock that were immediately vested upon grant.

(3)

These amounts do not reflect the actual value realized by the recipient. The amounts shown in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for restricted stock awards granted during each fiscal year, except that no estimates for forfeitures have been included. A discussion of the assumptions used to calculate grant date fair value are set forth in Note 1 (General – Stock-Based Compensation) and Note 6 (Stock-Based Compensation) to the Consolidated Financial Statements in our

annual report on Form 10-K for the fiscal year ended March 31, 2012, and in Notes 1 (General – Stock-Based Compensation) and Note 7 (Stock-Based Compensation) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended March 26, 2011. For fiscal year 2012, the value of the performance-based restricted stock disclosed in this column is based on the probable outcome of the performance conditions as of the date of grant. If the highest level of performance is achieved, the value of such awards is: Mr. Zimmer – $149,996 and Mr. Hennessy – $46,766. Mr. Hadeed’s long-term performance-based incentive compensation award was also performance-based; however, because Mr. Hadeed met his stock ownership guidelines prior to the award date and elected to receive cash, his long-term performance-based incentive compensation award was granted in the form of a contractual right to receive cash upon attainment of the specified performance conditions. This award will be reported in the “Non-Equity Incentive Plan Compensation” column of the 2014 Summary Compensation Table, to the extent such award is earned in fiscal year 2014.

(4)	The amounts shown in this column reflect payments made to our named executive officers on May 22, 2012 under our performance incentive plan for fiscal year 2012 which is described in greater detail below under the heading “Discussion of 2012 Summary Compensation Table.”

(5)	The amounts shown in this column reflect amounts paid by us to or on behalf of each named executive officer as a club membership allowance, company matching contributions under our 401(k) plan and our nonqualified deferred compensation plan, executive life insurance premiums, excess long-term disability premiums, financial planning reimbursements and a reimbursement for taxes associated with the special awards made in fiscal year 2012 that were delivered in the form of shares of restricted stock that were immediately vested upon grant.

	Club Membership Allowance	401(k) and Deferred Compensation Plan Matches	Insurance	Financial Planning	Tax Reimbursement

Charles P. Hadeed	$4,226	$8,813	$19,047	$2,733	--
John J. Zimmer	--	8,489	844	3,500	48,004
John P. Hennessy	--	5,185	844	2,442	27,781

Discussion of 2012 Summary Compensation Table

Employment Agreements

We do not have any employment agreements with any of our named executive officers. As described in greater detail under the heading “Payments upon Termination or Change in Control” below, we are party to a change in control severance agreement with Mr. Hadeed.

Long-Term Cash and Equity Incentive Compensation

On April 4, 2011, the compensation committee approved long-term cash and equity incentive compensation awards to our named executive officers, as follows: Mr. Hadeed – $370,000, Mr. Zimmer – 11,848 shares and Mr. Hennessy – 3,694 shares. Long-term performance-based incentive compensation is targeted to a specific dollar award, which is reviewed and approved annually by the compensation committee. Pursuant to current compensation practices approved by the compensation committee, executive officers who have achieved their stock ownership objective may irrevocably elect, in advance of an award that would otherwise be settled in shares of our common stock, to receive an equivalent award in cash. Mr. Hadeed, who had achieved his stock ownership objective prior to the award date, elected to receive his long-term performance-based incentive award in cash.

Named executive officers whose long-term performance-based incentive compensation awards are delivered in the form of shares of our stock are also entitled to a reimbursement payment for the taxes incurred to the extent that such shares become earned and vested. This is accomplished by reducing the number of shares awarded to the named executive officer to account for the tax reimbursement. In granting these awards, the compensation committee took into account each named executive officer’s progress towards achieving their respective stock ownership objective.

The shares or cash underlying these long-term performance-based cash and equity incentive compensation awards will vest after three years subject to our achieving specific cumulative fully-diluted earnings per share objectives, which we refer to as EPS, over the eligible three-year period ending in fiscal year 2014. At such time, the holders of these awards will receive the following percentage of their respective restricted stock (with the exception of Mr. Hadeed, whose award is settled in cash) if we meet certain pre-determined EPS thresholds:

•	Maximum cumulative EPS – 150%

•	Target cumulative EPS – 100%

•	Midpoint cumulative EPS – 75%

•	Minimum cumulative EPS – 50%

Performance at the minimum, midpoint and target levels must be achieved to earn that award level, and performance between such levels is not pro-rated. Awards will be pro-rated in the event performance is above the target level but less than the maximum. Failure to achieve the minimum EPS will result in no shares or cash becoming earned under these awards. Cash awards are adjusted at the vesting date to reflect any change in our stock price subsequent to the date of grant. The aggregate grant date fair value of the long-term performance-based equity incentive awards to Messrs. Zimmer and Hennessy are reflected in the “Stock Awards” column of the 2012 Summary Compensation Table. Under the executive compensation disclosure rules of the Securities and Exchange Commission, the earned amount, if any, of the long-term performance-based cash incentive award to Mr. Hadeed will be reported in the “Non-Equity Incentive Plan Compensation” column of the 2014 Summary Compensation Table when such amount is earned in fiscal year 2014.

Performance Incentive Plan

We maintain a performance incentive plan, which is an annual cash incentive program designed to compensate key management members, as well as our named executive officers, based on their contributions to the achievement of specified corporate fiscal year financial objectives, as well as achievement of individual performance goals. The performance incentive plan includes various incentive levels based on a participant’s position within the company, accountability and impact on company operations, with target award opportunities that are established as a percentage of base salary. The target amount under the performance incentive plan for fiscal year 2012 as a percentage of base salary for each of our named executive officers was 55% for Mr. Hadeed and 45% for each of Messrs. Zimmer and Hennessy.

Payment of performance-based cash incentive awards under the performance incentive plan is expressly linked to successful achievement of specified pre-established corporate goals, which our board of directors annually approves, and, for all named executive officers other than our chief executive officer, individual performance goals, which are determined by our chief executive officer. In addition to the corporate level and individual performance goals, the performance incentive plan also provides guidelines for the calculation of annual incentive-based compensation, subject to compensation committee oversight and modification.

For fiscal year 2012, Mr. Hadeed’s performance-based cash incentive award was based only on corporate financial results, as measured against specific corporate financial objectives which were pre-determined and approved by our board of directors. For performance incentive plan awards for fiscal year 2012, the following percentages of Mr. Hadeed’s performance-based cash incentive award were based on our achievement of the following objectives: product gross profit – 15%; service gross profit – 25%; earnings per share – 40%; and the board of director’s assessment of corporate performance – 20%. All other named executive officers were evaluated 50% on the achievement of corporate financial objectives and 50% on individual performance, in each case, as measured against approved objectives. The corporate financial objectives were the same as those utilized to measure our chief executive officer’s performance. As described below, the corporate financial objectives are separated into five performance levels. Performance-based cash incentive awards can range from a minimum of 0% to a maximum of 150% of the targeted award depending on the level of performance achieved. An individual must achieve at least a specified minimum performance level (a rating of 1 on a scale of 1 to 5) against individual performance objectives to be eligible for any portion of the performance-based cash incentive award.

Generally, the target level for corporate financial results is set in alignment with our annual operating plan. Payment of the awards under the performance incentive plan is based upon the achievement of such objectives for the current fiscal year. With respect to the corporate performance portion of the award, participants in the performance incentive plan receive:

•	No payment for the corporate financial objective portion of the performance incentive plan award unless we achieve the minimum corporate performance level.

•

A pro rata payment, less than 100% of the target award opportunity, for the corporate financial objective portion of the performance incentive plan award if we achieve or exceed the minimum corporate performance level but do not achieve the target corporate performance level.

•	A payment of 100% of the target award opportunity for the corporate financial objective portion of the performance incentive plan award if we achieve the target corporate performance level.

•

A pro rata payment of at least 100% but less than 150% of the target award opportunity for the corporate financial objective portion of the performance incentive plan award if we exceed the target corporate performance level but do not achieve the maximum corporate performance level.

•	A payment of 150% of the target award opportunity for the corporate financial objective portion of the performance incentive plan award if we achieve or exceed the maximum corporate performance level.

Upon completion of the fiscal year, the chief executive officer and chief financial officer review our performance against each pre-established corporate financial objective, comparing the fiscal year results to the pre-determined minimum, target and maximum levels for each objective, and an overall percentage for the corporate financial objectives is calculated. The results of our financial performance are then provided to, and reviewed by, the board.

With respect to the individual performance portion of the award, our chief executive officer evaluates each officer’s accomplishments relative to their individual objectives, calculates a performance rating and provides summaries of performance and the award amount to the compensation committee based on the performance incentive plan previously approved by the committee. Depending on the named executive officer’s position, individual performance goals for our named executive officers could include product segment gross margin, calibration sales, calibration units per direct labor hour, calibration quality measures and operating cash flow, as well as other objectives designed to improve our efficiency, profitability, quality, customer service or performance.

For fiscal year 2012, we achieved the following levels of performance for each of the pre-determined, board-approved corporate financial objectives: product gross profit –110%; service gross profit – 41%; earnings per share – 131%; and the board of director’s assessment of corporate performance–138%. Following the compensation committee’s review of the achievement of corporate financial objectives and individual performance objectives for fiscal year 2012, the compensation committee awarded the following amounts of performance-based cash incentive compensation to each of our named executive officers: Mr. Hadeed – $237,684, Mr. Zimmer – $113,516 and Mr. Hennessy – $99,539. These incentive awards were earned based on performance during fiscal year 2012 and were paid on May 23, 2012. The amounts earned are reflected in the “Non-Equity Incentive Plan Compensation” column of the 2012 Summary Compensation Table.

Discretionary Special Awards Outside of the Performance Incentive Plan

During fiscal year 2012, the compensation committee exercised its discretionary authority to grant awards outside of the performance incentive plan. These awards were granted in recognition of the role played by each of our named executive officers in the strategic acquisition and integration of two significant businesses since January 2010 and as a means to reset their equity compensation to approach that of similarly-situated executives in comparable positions at publicly-traded companies of comparable size. The compensation committee engaged the services of First Niagara Benefits Consulting (now the Burke Group), a Rochester-based compensation consulting firm, to assist it in analyzing our executive compensation programs relative to those at publicly-traded companies of comparable size.

On April 4, 2011, the compensation committee granted Mr. Hadeed a discretionary special award valued at $200,000. Pursuant to current compensation practices approved by the compensation committee, executive officers who have achieved their stock ownership objective may irrevocably elect, in advance of an award that would otherwise be settled in shares of our stock, to receive an equivalent award in cash. Mr. Hadeed, who had achieved his stock ownership objective as of the award date, elected to receive his award in cash. In addition, the compensation committee granted Messrs. Zimmer and Hennessy special awards in the form of 6,970 and 4,182 shares of our common stock, respectively, each of which was immediately vested upon grant. The shares awarded to Messrs. Zimmer and Hennessy were reduced to reflect that each is also entitled to receive a cash payment for the taxes associated with their respective special award. The awards to Messrs. Zimmer and Hennessy were granted under the 2003 Incentive Plan. The amount of cash paid to Mr. Hadeed, and the value of the shares delivered to Messrs. Zimmer and Hennessy, are reflected in the “Bonus” column of the 2012 Summary Compensation Table. The amount of the reimbursement payment to Messrs. Zimmer and Hennessy is included in the “All Other Compensation” column of the 2012 Summary Compensation Table.

Outstanding Equity Awards at March 31, 2012

The table below presents information about the number of unexercised stock options and the number and value of unvested restricted stock awards held by our named executive officers as of March 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Charles P. Hadeed	20,000	--		2.89	10/17/2014
	6,103	--		4.26	8/15/2015
	7,042	--		5.68	8/07/2016
	100,000	--		5.24	4/09/2017
	48,128	--		7.72	7/25/2017
						37,722	(2)	$494,535
John J. Zimmer	6,000	--		5.80	8/01/2016
	30,080	--		7.72	7/25/2017
						19,737	(2)	258,755
John P. Hennessy	10,000	--		6.00	1/29/2018
	5,244	7,866	(1)	6.75	5/05/2018
						10,318	(2)	135,269

(1)	This option vested 20% on May 5, 2010, 20% on May 5, 2011 and will vest 60% on May 5, 2012.

(2)	These restricted stock awards are performance-based and will vest after three years subject to our achieving specific cumulative fully-diluted EPS objectives over the three-year periods ending in fiscal year 2012, 2013 and 2014. The shares related to the three-year period ended March 31, 2012 are included in these numbers, as they became earned and vested on May 22, 2012. For the three-year period ended March 31, 2012, Mr. Hadeed received 25,129 shares, Mr. Zimmer received 4,863 shares and Mr. Hennessy received 3,598 shares, based on 75% achievement of the target EPS objective for such three-year period. For the remaining three-year performance periods, the holders of the restricted stock will receive the percentage of their restricted stock award that corresponds to the level of cumulative EPS achieved. Our performance-based restricted stock awards are described in greater detail above under the heading “Long-Term Cash and Equity Incentive Compensation.”

Payments upon Termination or Change in Control

We are a party to a change of control severance agreement, as amended, with Mr. Hadeed. This agreement is designed to promote Mr. Hadeed’s continuity with us. A change of control occurs under Mr. Hadeed’s change of control severance agreement upon the occurrence of any of the following events: (i) any person or group acquires more than fifty percent of the total fair market value or total voting power of our outstanding common stock during a 12-month period; (ii) any person or group acquires more than thirty-five percent of the total voting power of our outstanding common stock during a 12-month period; (iii) a majority of our directors are replaced during a 12-month period by directors that are not endorsed by the board of directors; or (iv) any person or group acquires forty percent or more of our total assets during a 12-month period.

Assuming Mr. Hadeed’s employment was terminated on March 31, 2012 in connection with a change in control, he would be entitled to receive: (1) his annual base salary for 24 months; (2) his target annual bonus for 24 months; (3) the value of his annual benefits and allowances for 24 months; (4) the pro-rated value of his unvested performance-based restricted stock awards; (5) the income tax gross up on his pro-rated unvested performance-based stock awards; and (6) the value of all unvested options, which would vest immediately.

In addition, upon a change in control of the company, as defined under the 2003 Incentive Plan, each of our named executive officers would be entitled to immediate vesting of all unvested stock options and the pro-rated value of performance-based restricted stock awards assuming target performance, along with the associated gross up for taxes.

Also, as described above under the heading “Post-Retirement Plans,” upon retirement at age 55 or older after five or more years of continuous service, each of our named executive officers is eligible to participate in the post-retirement health benefit plan for officers.

DIRECTOR COMPENSATION

Cash Compensation

For fiscal year 2012, each of our non-employee directors received annual cash payments totaling $23,200, $1,500 for attendance at each board meeting, and $500 for attendance at each committee meeting on which the director serves. Our chairman of the board and each of our directors who serve as the chairman of the audit committee and chairman of the compensation committee received additional fees for such service. In May 2011, the board of directors determined that our chairman of the board was independent pursuant to the independence standards of the Nasdaq Stock Market and eliminated the lead director position. For fiscal year 2012, the chairman of the board received an additional $30,000 annual fee, for a total annual retainer of $40,000, the chairman of the audit committee received an additional $5,000 and the chairman of the compensation committee received an additional $2,500.

Continuing the performance-based payment program started in fiscal year 2011, each of our non-employee directors also receives an annual performance-based payment of either $2,500, $5,000, or $7,500. This performance-based payment is tied to the company’s stock price appreciation measured against a base price, which is the trading day average for the fourth quarter of the prior fiscal year ($8.02 for fiscal year 2011). If the trading day average for fiscal year 2012 was 10% greater or less than the $8.02 base price, or between $7.72 and $8.82, the earned amount of the performance-based payment would be $5,000; if the trading day average was above $8.82, the earned amount of the performance-based payment would be $7,500; and if the trading day average was below $7.22, the earned amount of the performance-based payment would be $2,500. Payment to any director who has not met his or her stock ownership requirement is limited to $2,500. Based on the trading day average of $11.66 for fiscal year 2012, each non-employee director received a $7,500 performance-based payment for fiscal year 2012.

Our non-employee directors are reimbursed for travel and other related expenses incurred in the performance of their duties.

Equity Compensation

Newly-elected non-employee directors are eligible to receive an initial five-year stock option grant of 10,000 shares of common stock pursuant to the 2003 Incentive Plan that will vest immediately; provided, however, that 2,000 shares subject to such stock option will expire each year if unexercised.

Stock Ownership Objectives

In order to more closely align the interests of our directors with the interests of our shareholders, the compensation committee has adopted minimum stock ownership objectives that require our directors to work towards acquiring and maintaining specific levels of equity ownership interests in our common stock within a specified time frame. The stock ownership objective for directors is common stock valued at 2.5 times their annual cash retainer.

We expect our directors to be in compliance with the stock ownership objectives within five years of the adoption of the objectives or for those individuals who subsequently become directors,

from the date they are elected to the board. The compensation committee monitors the progress made by directors in achieving their stock ownership objectives. As of the end of fiscal year 2012, each of our directors was in compliance with our stock ownership objectives.

2012 Director Compensation Table

The table below presents information about the compensation paid to our non-employee directors for their service during fiscal year 2012.

Name	Fees Earned or Paid in Cash (1)	Non-Equity Incentive Plan Compensation (2)	Total (3)

Francis R. Bradley	$33,200	$7,500	$40,700
Richard J. Harrison	38,200	7,500	45,700
Nancy D. Hessler	31,700	7,500	39,200
Paul D. Moore	33,200	7,500	40,700
Harvey J. Palmer	34,200	7,500	41,700
Alan H. Resnick	34,700	7,500	42,200
Carl E. Sassano	60,700	7,500	68,200
John T. Smith	32,200	7,500	39,700

(1)	The amounts shown include all fees earned by the directors during fiscal year 2012, including their annual retainer and all committee and board meeting fees, as well as the cash in lieu of stock option payment described above under the heading “Equity Compensation.”

(2)	The amounts shown include the performance-based cash payment made based on the company’s stock price performance, as described above under the heading “Cash Compensation.”

(3)	The table below presents the aggregate number of outstanding stock options (both vested and unvested) for each of our non-employee directors as of March 31, 2012:

Name	Stock Option Awards

Francis R. Bradley	4,000
Richard J. Harrison	4,000
Nancy D. Hessler	4,000
Paul D. Moore	4,000
Harvey J. Palmer	4,000
Alan H. Resnick	4,000
Carl E. Sassano	79,858
John T. Smith	4,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below presents certain information as of July 20, 2012 about the persons known by us to be the record or beneficial owner of more than 5% of our common stock. Percentages are based on 7,409,652 shares issued and outstanding.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class

NSB Advisors LLC 200 Westage Business Center Drive, Suite 228 Fishkill, New York 12524 (1)	4,112,707	55.5%

Utility Service Holding Co., Inc. P.O. Box 120 Warthen, Georgia 31094(2)	458,647	6.2%

(1)	This information as to the beneficial ownership of shares of our common stock is based on an amendment to Schedule 13G dated June 8, 2012 filed with the Securities and Exchange Commission by NSB Advisors LLC, an Investment Advisor registered under section 203 of the Investment Advisers Act of 1940. NSB Advisors LLC reports sole dispositive power with respect to all 4,112,707 shares.

(2)	This information as to the beneficial ownership of shares of our common stock is based on the Schedule 13G dated February 23, 2011 filed with the Securities and Exchange Commission by Utility Service Holding Co., Inc. Utility Service Holding Co., Inc. reports sole voting and sole dispositive power with respect to all 458,647 shares.

SECURITY OWNERSHIP OF MANAGEMENT

The table below presents certain information as of July 20, 2012 about shares of our common stock held by (1) each of our directors; (2) each of our “named executive officers” (as defined under the heading “Executive Compensation”); and (3) all of our directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)	Percent of Class (1)

Directors
Francis R. Bradley (2)	28,048	--
Charles P. Hadeed (3)	309,962	4.1%
Richard J. Harrison (2)	26,400	--
Nancy D. Hessler (2)	31,779	--
Paul D. Moore (2)	51,698	--
Harvey J. Palmer (4)	75,710	1.0%
Alan H. Resnick (2)	20,400	--
Carl E. Sassano (5)	219,979	2.9%
John T. Smith (6)	36,016	--
Named Executive Officers
John P. Hennessy (7)	39,568	--
John J. Zimmer (8)	68,177	--
All directors and executive officers as a group (15 persons) (9)	1,079,019	13.8%

(1)	As reported by such persons as of July 20, 2012, with percentages based on 7,409,652 shares issued and outstanding except where the person has the right to receive shares within the next 60 days (as indicated in the other footnotes to this table), which would increase the number of shares owned by such person and the number of shares outstanding. Under the rules of the Securities and Exchange Commission, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by the exercise of options or warrants. Shares that may be acquired within 60 days are referred to in the footnotes to this table as “presently exercisable options.” Unless otherwise indicated in the other footnotes to this table, each shareholder named in the table has sole voting and sole investment power with respect to the all of the shares shown as owned by the shareholder. We have omitted percentages of less than 1% from the table.

(2)	The amount shown includes a presently exercisable option to purchase 4,000 shares.

(3)	Mr. Hadeed, who is listed in the table under “Directors,” is also a named executive officer. The amount shown includes presently exercisable options to purchase 181,273 shares and excludes a performance-based restricted stock award of 16,790 shares.

(4)	The amount shown includes presently exercisable options to purchase 2,000 shares.

(5)	The amount shown includes presently exercisable options to purchase 79,858 shares.

(6)	The amount shown includes (i) 12,150 shares held jointly by Mr. Smith and his wife; and (ii) a presently exercisable option to purchase 4,000 shares.

(7)	The amount shown includes presently exercisable options to purchase 23,110 shares and excludes performance-based restricted stock awards of 4,043 shares, 3,694 shares and 3,465 shares, respectively.

(8)	The amount shown includes presently exercisable options to purchase 36,080 shares and excludes performance-based restricted stock awards of 4,043 shares, 11,848 shares and 7,661 shares, respectively.

(9)	The amount shown includes presently exercisable options to purchase 408,867 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers and greater-than-10% shareholders to file with the Securities and Exchange Commission reports of ownership and changes in ownership regarding their holdings in company securities. For purposes of Section 16(a), our “officers” are Mr. Hadeed, Mr. Zimmer, Mr. Rudow, and Mr. Hennessy.

During fiscal year 2012, all of our directors and officers complied in a timely manner with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended. In making this statement, we have relied upon the written representations of our directors and officers, and copies of the reports that they have filed with the Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

Our board of directors has adopted a written policy for transactions with related persons. Pursuant to the policy, the audit committee reviews and, when appropriate, approves any relationships or transactions in which the company and our directors and executive officers or their immediate family members are participants. Existing related person transactions, if any, are reviewed at least annually by the audit committee. Any director with an interest in a related person transaction is expected to recuse him or herself from any consideration of the matter.

During its review of such relationships and transactions, the audit committee considers (1) the nature of the related person’s interest in the transaction; (2) the material terms of the transaction, including the amount and type of transaction; (3) the importance of the transaction to the related person and to the company; (4) whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and (5) any other matters the committee deems appropriate.

In addition, to the extent that the transaction involves an independent director, consideration is also given, as applicable, to the listing standards of the Nasdaq Stock Market and other relevant rules related to independence.

SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Proposals Submitted for Inclusion in Our Proxy Materials

We will include in our proxy materials for the 2013 annual meeting of shareholders, shareholder proposals that comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Among other things, Rule 14a-8 requires that we receive such proposals no later than 120 days prior to the one-year anniversary of this proxy statement. Thus, for the 2013 annual meeting of shareholders, we must receive shareholder proposals submitted for inclusion in our proxy materials no later than March 29, 2013. We will not include in our proxy materials shareholder proposals received after this date. Shareholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary.

Proposals Not Submitted for Inclusion in Our Proxy Materials

Shareholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, as described above, may be brought before the 2013 annual meeting of shareholders in accordance with Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. Pursuant to Rule 14a-4(c), we must receive such proposals no later than 45 days prior to the one-year anniversary of this proxy statement. Thus, for the 2012 annual meeting of shareholders, we must receive shareholder proposals that are not submitted for inclusion in our proxy materials no later than June 12, 2013. In accordance with Rules 14a-4(c) and 14a-8, we will not permit shareholder proposals that do not comply with the foregoing notice requirement to be brought before the 2013 annual meeting of shareholders. Shareholder proposals that are not submitted for inclusion in our proxy statement should be mailed to the following address: Transcat, Inc., 35 Vantage Point Drive, Rochester, New York 14624, Attention: Corporate Secretary.

OTHER MATTERS

As of the date of this proxy statement, the board of directors does not know of any other matters that are to be presented for action at the annual meeting. Should any other matter come before the annual meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to the matter in accordance with their judgment.

By Order of the Board of Directors

Charles P. Hadeed President and Chief Executive Officer

Rochester, New York

July 27, 2012

TRANSCAT, INC.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

??PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.????

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A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors: 01—Francis R. Bradley 02—Alan H. Resnick 03—Carl E. Sassano

Mark here to vote FOR all nominees

Mark here to WITHHOLD AUTHORITY to vote for all nominees

01	02 03

For All EXCEPT—To withhold authority to vote for one or more nominees, mark the box to the left and the corresponding

numbered box(es) to the right.

For Against Abstain

To ratify the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 30, 2013.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date and sign name exactly as it appears on this proxy. Executors, administrators, trustees, etc. should so indicate when signing. If the shareholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation, indicating his or her title.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

01HTWB 1UPX

.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 11, 2012.

The proxy statement and annual report to security holders are available at www.envisionreports.com/TRNS.

For directions on how to attend the annual meeting and vote in person, see the “Voting; Cumulative Voting” and “Revocability of Proxies” sections of the proxy statement that accompanies this proxy card.

??PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.????

?

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Proxy — TRANSCAT, INC.

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS AND EACH MATTER TO BE VOTED ON AT THE ANNUAL MEETING HAS BEEN PROPOSED BY OUR BOARD OF DIRECTORS.

The undersigned appoints CARL E. SASSANO and CHARLES P. HADEED, and each of them, as proxies for the undersigned, with full power of substitution, to vote all shares of the common stock of TRANSCAT, INC. owned by the undersigned at the annual meeting of shareholders to be held at our corporate headquarters, which are located at 35 Vantage Point Drive, Rochester, New York 14624, on Tuesday, September 11, 2012 at 12:00 noon, local time, and at any adjournment of such annual meeting, reserving to such proxies the right to vote such shares cumulatively to elect the maximum number of director nominees, as stated on the reverse side.

This proxy will be voted as specified by you, and it revokes any prior proxy given by you.

Unless you withhold authority to vote for one or more of the nominees according to the instructions on the reverse side of this proxy, your signed proxy will be voted FOR the election of the three nominees for directors listed on the reverse side of this proxy and described in the accompanying proxy statement.

Unless you specify otherwise, your signed proxy will be voted FOR the other proposal listed on the reverse side of this proxy and described in the accompanying proxy statement.

You acknowledge receipt with this proxy of a copy of the notice of annual meeting and proxy statement dated July 27, 2012, describing more fully the proposals listed in this proxy.

(Continued and to be signed on reverse side)